UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K, which we refer to as this Current Report, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not clearly historical in nature are forward-looking, and the words “intends,” “estimates,” “anticipate,” “will,” “expects,” “plans,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, our expected use of proceeds of the loans disclosed below. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our other filings with the Securities and Exchange Commission.  Copies of our filings with the Securities and Exchange Commission are available on our website at www.lxp.com. We have not incorporated by reference into this Current Report the information in, or that can be accessed through, our website, and you should not consider any such information to be a part of this Current Report. All forward-looking statements included in this Current Report are based on information available as of the filing of this Current Report.  We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 1.01.    Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On February 12, 2013, Lexington Realty Trust, or the Trust, entered into a second amended and restated credit agreement, which we refer to as the Credit Agreement, among the Trust, Lepercq Corporate Income Fund L.P., or LCIF, and Lepercq Corporate Income Fund II L.P., or LCIF II, jointly and severally as borrowers, KeyBank National Association, or KeyBank, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein. The Credit Agreement amends and restates the amended and restated credit agreement, dated as of January 13, 2012, which we refer to as the Previous Credit Agreement as the same was amended from time to time, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein.

The Credit Agreement provides for a new $300.0 million senior unsecured revolving credit facility, or the Revolver, which refinances and replaces the previously existing $300.0 million senior secured revolving credit facility, and a new unsecured term loan in a principal amount up to $250.0 million, or the Term Loan. With lender approval, the Trust can increase the size of the Revolver and the Term Loan by an amount, when taken together, not to exceed $1 billion.

The Revolver matures February 12, 2017, but can be extended until February 12, 2018 at the Trust's option. The Term Loan matures February 12, 2018.

The following is a comparison of the applicable margin over LIBOR under the Previous Agreement, the Revolver and the Term Loan, which was, and is, dependent on the Trust's Leverage (as defined in the Credit Agreement):

Leverage	Under Previous Credit Agreement	Revolver	Term Loan
Less than 45%	1.625%	1.500%	1.450%
Greater than or equal to 45% but less than 50%	1.875%	1.750%	1.700%
Greater than or equal to 50% but less than 55%	2.125%	1.875%	1.825%
Greater than or equal to 55%	2.375%	2.050%	2.000%

Upon the date when the Trust obtains an Investment Grade Rating (as defined in the Credit Agreement) from at least two of Standard & Poor's Rating Services, Moody's Investors Service, Inc. and Fitch, Inc., the applicable margin over LIBOR will be dependent on the Trust's debt rating, as follows:

Debt Rating	Revolver	Term Loan
At least A- or A3	0.950%	1.100%
At least BBB+ or Baa1	1.050%	1.200%
At least BBB or Baa2	1.150%	1.350%
At least BBB- or Baa3	1.400%	1.650%
Below BBB- or Baa3, or unrated	1.725%	2.100%

The Trust may prepay any outstanding borrowings under the Credit Agreement without any premium or penalty. In addition, the Trust is required to prepay all borrowings under the Revolver to the extent such borrowings are in excess of the amount the Trust has the ability to borrow under the Revolver.

The Credit Agreement contains representations, financial and other affirmative and negative covenants, events of defaults and remedies typical for this type of revolving credit and term loan facility. The principal financial covenants under the Credit Agreement (based on defined terms in the Credit Agreement) are (1) the Trust's Total Indebtedness may not exceed 60% of its Capitalized Value; (2) the Trust's Adjusted EBITDA determined on a consolidated basis for the period of two consecutive fiscal quarters most recently ending may not be less than 150% of the Trust's Interest Expense for such period; (3) the Trust's Adjusted EBITDA for the period of two consecutive fiscal quarters most recently ending may not be less than 140% of the Trust's Fixed Charges for such period; (4) the Trust's Secured Indebtedness determined on a consolidated basis may not exceed 45% of the Trust's Capitalized Value; (5) the Trust's Secured Indebtedness (excluding Nonrecourse Indebtedness) determined on a consolidated basis may not exceed 10% of the Trust's Capitalized Value; (6) the Trust's Tangible Net Worth may not be less than $1,696,000,000 plus 75% of the net proceeds from certain equity offerings by the Trust; (7) the Trust's Floating Rate Indebtedness may not exceed 35% of the Trust's Total Indebtedness; (8) the Trust's Borrowing Base NOI may not be less than 200% of the Trust's Unsecured Debt Service; and (9) the Trust's Unsecured Indebtedness may not exceed 60% of the Value of the Borrowing Base Assets.

The Credit Agreement also restricts the amount of capital the Trust can invest in specific categories of assets, such as unconsolidated entities, unimproved land, properties under construction, notes receivable, and properties leased under ground leases. In addition, the cross-default provision under the Credit Agreement is limited to recourse indebtedness in excess of $10.0 million.

The Credit Agreement contains a covenant that restricts the ability of the Trust, directly or indirectly, to make certain payments. This covenant contains certain exceptions, including an exception that allows the Trust's operating partnerships to make any distributions necessary to allow the Trust to (i) maintain its status as a Real Estate Investment Trust, (ii) distribute 95.0% of funds from operations or (iii) redeem or repurchase certain securities within certain limitations. The Trust does not anticipate that this provision will adversely affect the ability of its operating partnerships to make distributions sufficient for the Trust to pay dividends under its current dividend policy.

The Trust expects to use the proceeds under the Credit Agreement for general working capital, including to refinance certain indebtedness and to fund new investments. Draws under the Term Loan can be made up to four times until February 12, 2014.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Amended and Restated Term Loan Agreement

On February 12, 2013, the Trust entered into an amended and restated term loan agreement, which we refer to as the Term Loan Agreement, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo Bank, National Association, or Wells Fargo, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein. The Term Loan Agreement amends and restates the term loan agreement, dated as of January 13, 2012, as was amended from time to time, which we refer to as the Previous Term Loan Agreement, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as administrative agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein, which provides for a term loan in an original principal amount up to $215.0 million, which amount was increased to $255.0 million on October 22, 2012. The term loan matures January 11, 2019.

The Term Loan Agreement updates the Previous Term Loan Agreement to release the collateral securing the Previous Term Loan Agreement and generally conforms the representations, financial and other affirmative and negative covenants, events of defaults and remedies to those contained in the Credit Agreement described above.

A copy of the Term Loan Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement.

Eighth Supplemental Indenture

On February 13, 2013, the Trust entered into an Eighth Supplemental Indenture, among the Trust, certain subsidiaries of the Trust signatories thereto, and U.S. Bank National Association, as trustee, which supplements the Indenture dated as of January 29, 2007, as supplemented by the First Supplemental Indenture, dated as of January 29, 2007, the Second Supplemental Indenture, dated as of March 9, 2007, the Third Supplemental Indenture, dated as of June 19, 2007, the Fourth Supplemental Indenture, dated as of December 31, 2008, the Fifth Supplemental Indenture, dated as of June 9, 2009, the Sixth Supplemental Indenture, dated as of January 26, 2010, and the Seventh Supplement Indenture, dated as of September 28, 2012, which we collectively refer to as the Indenture.

The Eighth Supplemental Indenture provides for the removal and addition of certain subsidiary guarantors. The Indenture governs the terms of the Trust's 6.00% Convertible Guaranteed Notes due 2030.

A copy of the Eighth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Eighth Supplemental Indenture is qualified in its entirety by reference to the full text of the Eighth Supplemental Indenture.

Item 1.02.    Termination of a Material Definitive Agreement

On February 12, 2013, the Trust entered into the Credit Agreement described in Item 1.01 of this Current Report under the heading “Second Amended and Restated Credit Agreement.” The new senior unsecured revolving credit facility replaces the Previous Credit Agreement, which was terminated on February 12, 2013.

On February 12, 2013, the Trust entered into the Term Loan Agreement described in Item 1.01 of this Current Report under the heading “Amended and Restated Term Loan Agreement.” The Term Loan Agreement replaces the Previous Term Loan Agreement.

The material terms and conditions pertaining to the Credit Agreement and the Term Loan Agreement are set forth in Item 1.01 of this Current Report and to the extent required by Item 1.02 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 2.03 of this Current Report is hereby incorporated by reference into this Item 1.02.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 12, 2013, the Trust entered into the Credit Agreement and the Term Loan Agreement described in Item 1.01 of this Current Report under the headings “Second Amended and Restated Credit Agreement” and “Amended and Restated Term Loan Agreement”.

The material terms and conditions pertaining to the Credit Agreement and the Term Loan Agreement are set forth in Item 1.01 of this Current Report and to the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01 and 1.02 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

4.1	Eighth Supplemental Indenture, dated as of February 13, 2013, among the Trust, certain subsidiaries of Trust signatories thereto, and U.S. Bank National Association, as trustee.

10.1
Second Amended and Restated Credit Agreement, dated as of February 12, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein.

10.2
Amended and Restated Term Loan Agreement, dated as of February 12, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: February 13, 2013	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

4.1	Eighth Supplemental Indenture, dated as of February 13, 2013, among the Trust, certain subsidiaries of Trust signatories thereto, and U.S. Bank National Association, as trustee.

10.1
Second Amended and Restated Credit Agreement, dated as of February 12, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein.

10.2
Amended and Restated Term Loan Agreement, dated as of February 12, 2013, among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein.